EXHIBIT A7

THE CATALYST GROUP, INC.  AND SUBSIDIARIES
BALANCE SHEET
DECEMBER 31, 2002
(IN THOUSAND)

                                                                          CVHC/
                                               THE CATALYST    CENTURY    VHLLC/
                                                GROUP, INC.     POWER      CVC        CVAC        TOTAL
                                               ------------------------------------------------------------

               ASSETS
-----------------------------------------
Current Assets:
     Cash................................         $2,053                   2,008         $6         $4,067
   Century Power cash                                             849                                  849
   Century investment in CVHC P/S                             111,290                              111,290
     Receivables:
           Interest Receivable  PRI Resorts                                                              0
           Interest Receivable  DCI                                                                      0
           Mgmt fee rec CORHLP                                             5,403                     5,403
           Interest rec CORLP mgmt fee                                                                   0
     Prepaid expenses and other assets...                           5          1                         6
                                               ------------------------------------------------------------

               Total current assets......          2,053      112,144      7,412          6        121,615
                                               ------------------------------------------------------------

Plant, Property and Equipment, at cost...                          66                                   66
     Less:  Accumulated Depreciation.....                         (47)                                 (47)
                                               ------------------------------------------------------------
                                                       0           19          0          0             19

Note receivable DResorts/Law Invest                                                                      0
Note receivable Lincorp Holdings                                  308                                  308
Notes receivable  DCI....................                                 22,630                    22,630
Intercompany accounts....................          3,155            7                                3,162
Investments in subsidiaries..............        107,802                 185,656    108,208        401,666
Note receivable VH LLC...................         14,790                 (14,790)                        0
Interest receivable VH LLC...............             45                     (45)                        0
Due to / from affiliates - tax sharing            21,504      (14,119)    (7,472)         2            (85)
Other assets.............................                                     12                        12
                                               ------------------------------------------------------------
               Total assets..............        149,349       98,359    193,403    108,216        549,327
                                               ============================================================

             CONSOLIDATING ENTRIES
----------------------------------------------
     DR     J/E#      CR     J/E#    TOTAL
-----------------------------------------------




                         2            4,065
                                        849
                   111,290 7              0

                                          0
                                          0
                                      5,403
                         0 6              0
                                          6
-----------------------------------------------

        0          111,292           10,323
-----------------------------------------------

                                         66
                                        (47)
-----------------------------------------------
        0                0               19

                                          0
                                        308
                                     22,630
       (7)           3,155 5             --
        1          216,011 1,2      185,656
        0                                --
        0                                --
       83 13            (2)               0
                                         12
-----------------------------------------------
       77          330,456          218,948
===============================================

                                                                      EXHIBIT A7


THE CATALYST GROUP, INC.  AND SUBSIDIARIES
BALANCE SHEET
DECEMBER 31, 2002
(IN THOUSAND)

                                                                        CVHC/
                                             THE CATALYST    CENTURY    VHLLC/
                                              GROUP, INC.     POWER      CVC        CVAC        TOTAL
                                           -------------------------------------------------------------
LIABILITIES & STOCKHOLDERS' EQUITY:
--------------------------------------
Current Liabilities:
     Accounts payable and accrued exp.....                                                           $0
     Management Fee payable...............                                390                       390
     Related party payables...............                                                            0
                                           -------------------------------------------------------------
               Total current liabilities..             0         0        390          0            390
                                           -------------------------------------------------------------

Intercompany payables (noncurrent)........                     115      3,036         10          3,161
Deferred income taxes.....................                                                            0
Income Taxes payable......................                                                            0
                                           -------------------------------------------------------------

Other liabilities.........................           449       250                                  699
                                           -------------------------------------------------------------

Long and s/t debt plus accrued int               152,713               52,435                   205,148
                                           -------------------------------------------------------------
Total liabilities.........................       153,162       365     55,861         10        209,398
                                           -------------------------------------------------------------

Shareholders' equity
     Common stock.........................           999                                            999
     Senior Preferred Stock...............             1                  134                       135
     Junior Preferred Stock...............             1                                              1
     Additional paid in capital...........       198,999   150,601    110,591    108,206        568,397
     Accum deficiency.....................      (203,813)  (52,607)    26,817                  (229,603)
                                           -------------------------------------------------------------

               Total shareholders' equity         (3,813)   97,994    137,542    108,206        339,929
                                           -------------------------------------------------------------

   Total liabilities & shareholders' equity     $149,349   $98,359    193,403    108,216        549,327
                                           =============================================================

           CONSOLIDATING ENTRIES
--------------------------------------------
   DR     J/E#      CR     J/E#    TOTAL
--------------------------------------------



                                         $0
                                        390
        0 6                               0
--------------------------------------------
        0                0              390
--------------------------------------------

    3,155 5             (6)               -
   24,298 10,13     10,885 13       (13,413)
      264 4          1,652 13         1,388
--------------------------------------------

                                        699
--------------------------------------------

                                    205,148
--------------------------------------------
   27,717           12,531          194,212
--------------------------------------------


                         1 9          1,000
      134 8        133,999 9        134,000
                    64,999 9         65,000
  568,400 1,2,7,8,9      3                0
   12,490 13        42,234 8       (175,264)
                                 -----------

        0 11        22,581 4,10

        0 I/S        2,014   I/S
                -----------

  581,024          265,831           24,736
--------------------------------------------

  608,741          278,362          218,948
============================================

                                                                      EXHIBIT A7


THE CATALYST GROUP, INC.  AND SUBSIDIARIES
INCOME STATEMENT
DECEMBER 31, 2002
(IN THOUSAND)

                                                                            CVHC/
                                               THE CATALYST     CENTURY     VHLLC/
                                                GROUP, INC.      POWER       CVC        CVAC         TOTAL
                                           -------------------------------------------------------------------
Equity interest in operating results-
  Catalyst Old River Hydroelectric.........                                11,533                     11,533
Management Fee Income......................                        545      2,136                      2,681
                                           -------------------------------------------------------------------
Operating Revenues.........................                          0                                     0
                                           -------------------------------------------------------------------

          Total operating revenue..........              0         545     13,669          0          14,214
                                           -------------------------------------------------------------------

Operating expenses:
     Cost of power sales...................
     Depreciation..........................
     General and administrative............            216         618        813                      1,647
                                           -------------------------------------------------------------------
     Property and other taxes..............                                                                0
     Gain on sale of assets................                                                                0
                                           -------------------------------------------------------------------

          Total operating expenses.........            216         618        813          0           1,647
                                           -------------------------------------------------------------------

Operating income (loss)....................           (216)        (73)    12,856          0          12,567


Other income (deductions):
      Derivative transaction, net                        1                                                 1
     Interest and dividend income..........             32          25        718                        775
     Interest expense......................        (15,799)                (1,665)                   (17,464)
     Liquidation adjustment................                                                                0
     Forgiveness of Debt/ Reversals........                                                                0
     Reversal of Taxes Payable.............                                                                0
     Write-down Investment                                                                                 0
     Other income/expenses/reversals.......                                                                0
     State franchise and income tax                                                                        0
     Intercompany interest                             661                   (661)                         0
                                           -------------------------------------------------------------------

Income (loss) before
     income taxes, and minority interest ..        (15,321)        (48)    11,248          0          (4,121)
Provision (credit) for income taxes........         (1,082)         (1)     1,416                        333
                                           -------------------------------------------------------------------

Net income (loss)..........................        (14,239)        (47)    $9,832         $0         ($4,454)
                                           ===================================================================


     CONSOLIDATING ENTRIES
   --------------------------
     DR     J/E#      CR      J/E#     TOTAL
---------------------------------------------

                                     $11,533
                                       2,681
---------      ------------      ------------
                                           0
---------      ------------      ------------

       0                 0            14,214
---------      ------------      ------------


                                           0
                                           0
                         0    12       1,647
---------      ------------      ------------
                                           0
                                           0
---------      ------------      ------------

       0                 0             1,647
---------      ------------      ------------

      --                --            12,567
                                 ------------


                                           1
                                         775
                                     (17,464)
                                           0
                                           0
                                           0
                                           0
                                           0
                                           0
                                          --
---------      ------------      ------------


      --                --            (4,121)
       0    13       2,014    13      (1,681)
---------      ------------      ------------

      --            (2,014)          ($2,440)
=========      ============      ============

                                                                      EXHIBIT A7

                            THE CATALYST GROUP, INC.
                              CONSOLIDATING ENTRIES
                                DECEMBER 31, 2002

       Description                                                      Debit              Credit
   ----------------------------------------------                ---------------------------------------

 1 *    Equity of CVAC                                                    107,802
          Investment in CVAC                                                                 107,802
       Eliminate TCG investment in CVAC (9,760+133,593-18,500-13278-250-3523)

 2     Equity of Century                                                    8,760
       Equity of CENTURY                         (A)                       98,449
       Equity of CVHC                                                       1,000
          Investment in Century (@ cost)                                                       8,760
          Investment in CENTURY                                                               98,449 (A)
          Investment in CVHC-Common                                                            1,000
       Eliminate CVAC investment in Century and CVHC
       (A)  "Contribution of CVHC shares in 1996, less 1998,1999 dividend."

 3     Intentionally Not Used - (P/Y J/E 3 Booked to TCGI)

 4 *   Income taxes Payable                                                   264
          Retained Earnings                                                                      264
       Carryforward of PY entry adjusted for actual balance booked to Century

 5     A/P CEC - Taxes due                                                  3,155
         A/R Century                                                                           3,155
       Eliminate intercompany payable/receivable b/t The Catalyst Group and Century

 6     A/P-CVHC/CVC                                                             0
         A/R- TCG                                                                                  0
       Eliminate interco receivable and payable b/t CVHC/CVC and TCG

 7     Equity of CVHC                                                     111,290
         Investments                                                                         111,290
       Eliminate Century investment in CVHC


 8 *   Senior Peferred Stock                                                  134
       Additional Paid in Capital                                          42,100
         Accum Deficiency                                                                     42,234
       To adjust capiatal account to agree with parent company

 9 *   Additional paid in capital                                         198,999
         Common Stock                                                                              1
         Senior Preferred                                                                    133,999
         Junior Preferred                                                                     64,999
       To change presentation of R/E from par valuation to actual value

10     Deferred Income Taxes Payable                                       22,317
        Retained Earnings                                                                     22,317
       To have tax provion equal 40% of total consolidated income of p/y's

11 *    Retained Earnings
        Bad Debt Expense
       Reversal of P/Y J/E #11. For changes in (collections of) reserved amounts.

12     Deferred Income Taxes Payable                                        1,981
        Tax Provision                                                                          1,981
       To have tax provion equal 40% of total consolidated income

   * No change from prior report.

                                                                      EXHIBIT A7


                            THE CATALYST GROUP, INC.
                              CONSOLIDATING ENTRIES


       Description                                                     Debit              Credit
   ----------------------------------------------               ---------------------------------------

13     Due to / from affiliate - tax sharing                                   83
       Retained earnings                                                   12,487
       State tax provision                                                                        33
       Deferred taxes payable                                                                 10,885
       Income taxes payable                                                                    1,652
       To reverse stand alone entries to convert book basis to tax basis at sub level.
       Entries booked in 1st q 2001 as prior period adj for 2000.

                                                                       EXHIBIT B


                            THE CATALYST GROUP, INC.

                      ORGANIZATION AS OF DECEMBER 31, 2002

                                         State of               Location of
Name                                     Incorporation          Business            Nature of Business
----                                     -------------          ---------------     ------------------

Ronald W. Cantwell                       N/A                    N/A                 100% ownership of The Catalyst Group, Inc.
  (Individual)

The Catalyst Group, Inc.                 Louisiana              Edison, NJ          100% ownership of Catalyst Vidalia Acquisition
                                                                                    Corporation.

Catalyst Vidalia Acquisition             Louisiana              Edison, NJ          100% ownership of Catalyst Vidalia Holding
  Corporation ("CVAC")                                                              Corporation and the sole member of Century
                                                                                    Power, LLC.

Century Power, LLC                       Louisiana              Edison, NJ          Owns 100% of the CVHC Participating Preferred
                                                                                    Stock

Catalyst Vidalia Holding                 Louisiana              Edison, NJ          100% ownership of Catalyst Vidalia Corporation
  Corporation ("CVHC")                                                              and the sole member of Vidalia Holding, LLC.

Vidalia Holding, LLC                     A Louisiana            Edison, NJ          Limited Partner of Catalyst Old River
                                         Limited Liability                          Hydroelectric Limited Partnership with a 25%
                                         Company                                    undivided interest.


Catalyst Vidalia Corporation             Louisiana              Edison, NJ          General Partner of Catalyst Old River
                                                                                    Hydroelectric Limited Partnership with 50%
                                                                                    undivided interest in and 100% voting interest
                                                                                    in such partnership.

Catalyst Old River Hydroelectric         A Louisiana Limited    Vidalia, LA         Lessee of a 192 megawatt hydroelectric facility
  Limited Partnership                    Partnership                                in Concordia Parish, Louisiana.

Catalyst Construction Corporation        Delaware               --                  Inactive, owned 100% by CVAC
  of Connecticut

Catalyst Energy Construction             Delaware               --                  Inactive, owned 100% by CVAC
  Corporation

Catalyst Waste-to-Energy Corporation     Delaware               --                  Inactive, owned 100% by CVAC

Obermeyer Hydraulic Turbines             Connecticut            --                  Inactive, owned 100% by CVAC

Catalyst Energy Systems Corporation      Delaware               --                  Inactive, owned 100% by CVAC